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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WPS RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

WPS RESOURCES CORPORATION
700 North Adams Street, P. O. Box 19001, Green Bay, Wisconsin 54307-9001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2003

We will hold our Annual Meeting on Thursday, May 15, 2003, at 10:00 A.M., Central daylight time, at the Weidner Center, on the campus of the University of Wisconsin—Green Bay, 2420 Nicolet Drive, Green Bay, Wisconsin. Our shareholders are asked to vote to:

  1.
  Re-elect Kathryn M. Hasselblad-Pascale, William F. Protz, Jr., and Larry L. Weyers, to three-year terms or until their successors have been duly elected; and

  2.
  Transact any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

If you held shares in WPS Resources at the close of business on March 27, 2003, you are entitled to vote at the Annual Meeting.

You may vote your shares in person at the Annual Meeting, by completing and mailing the enclosed proxy, calling toll-free (800) 776-9437, or over the Internet at http://www.voteproxy.com. We request that you vote in advance whether or not you attend the Annual Meeting. You may revoke your proxy at any time prior to the vote at the Annual Meeting and vote your shares in person at the meeting or by using any of the voting options provided. Please review the attached Proxy Statement and follow the directions closely in exercising your vote.

WPS RESOURCES CORPORATION

BARTH J. WOLF Secretary and Manager—Legal Services
Green Bay, Wisconsin April 11, 2003

The enclosed proxy is solicited by the Board of Directors. Your vote is important no matter how large or small your holdings. To assure your representation at the meeting, please complete, sign exactly as your name appears, date, and promptly mail the enclosed proxy card in the postage-paid envelope provided or use one of the alternative voting options provided.

PROXY STATEMENT

This proxy statement, the accompanying Notice of Annual Meeting of Shareholders and proxy card were first mailed to shareholders on or about April 11, 2003 and are furnished in connection with the solicitation of proxies by the Board of Directors of WPS Resources Corporation.

FREQUENTLY ASKED QUESTIONS

Q:	Why have I received this material?
A:
Our Board of Directors has sent you this proxy material and invitation to the Annual Shareholders Meeting to ask for your vote as a WPS Resources' shareholder to re-elect three members of the Board of Directors.
Q:	How are Directors elected?
A:
A plurality of votes cast at the annual meeting is required for the election of directors (assuming a quorum is present). At the Annual Meeting, we will be electing three directors. "Plurality" means that the three individuals who receive the largest number of votes will be elected as directors. Shares not voted at the annual meeting, whether due to abstentions, broker non-votes, or otherwise, and votes withheld will not affect the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.
Q:	What constitutes a quorum?
A:
A quorum is the number of shares that must be in attendance at a meeting to lawfully conduct business. Votes of a majority of the shares entitled to vote will constitute a quorum. As of the record date of March 27, 2003, we had 32,178,630 shares eligible to vote. Votes of 16,089,316 shares will constitute a quorum.
Q:	Are there any other issues to be voted on?
A:	There are no additional items to be voted on at this Annual Meeting of Shareholders.
Q:	Is my vote confidential?
A:
Yes. Whether you vote your shares by mail, telephone, or the Internet your vote will be received directly by American Stock Transfer & Trust Company, our independent stock transfer agent. American Stock Transfer & Trust Company will serve as inspector, count all the proxies submitted, and report the vote at the Annual Shareholder Meeting on May 15, 2003. How you vote will be held in confidence by American Stock Transfer & Trust Company.
Q:	Do I need to attend the Annual Meeting in order to vote?
A:
No. You can vote at any time prior to the Annual Meeting by completing and mailing the enclosed proxy card, by telephone, or the Internet. You may also vote at the Annual Meeting in person by submitting your proxy card at the meeting.
Q.	Who can vote?
A:	Anyone who owns WPS Resources common stock as of the close of business on March 27, 2003 can vote. Each of your shares is entitled to one vote.

Q:	How do I vote?
A:	You may vote your shares in any one of three different methods:
1) Complete, sign, and date each proxy card you receive and return it in the prepaid envelope;
2) Vote your proxy over the telephone by calling toll-free (800) 776-9437; or
3) Vote over the Internet at http://www.voteproxy.com.

Instructions on how to vote your shares over the telephone or Internet are provided on your proxy card. Your completed proxy will be voted in accordance with your instructions. If you return your proxy card and do not mark any selections, your proxy will be voted FOR the re-election of Kathryn M. Hasselblad-Pascale, William F. Protz, Jr., and Larry L. Weyers. You have the right to change your vote any time before the meeting by:
1) notifying us in writing,
2) revoting over the telephone or Internet,
3) voting in person at the Annual Meeting, or
4) returning a later-dated proxy card.

By voting your shares, you also authorize your shares to be voted on any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof in accordance with the best judgment of the appointed proxies, Larry L. Weyers and Barth J. Wolf.
You may vote over the telephone or the Internet until midnight Eastern daylight time on May 14, 2003.
Q:	Do I need to return the proxy card if I vote over the telephone or Internet?
A:
If you vote your proxy over the Internet or telephone, you should not mail your proxy card. If you return your proxy card after voting over the Internet or telephone, it will be counted as if you intended to change your vote.
Q:	How are shares held in the Employee Stock Ownership Plan Trust voted?
A:
If you own stock in the Wisconsin Public Service Employee Stock Ownership Plan, you are provided a proxy card which, when returned, will serve as voting instructions to the plan trustee. The trustee of the plan, as of the record date, is State Street Bank and Trust Company in Boston, Massachusetts. The trustee will vote the plan shares in the manner indicated on the proxy card submitted. Any proxies not returned by participants will not be voted.
Q:	When are the 2004 shareholder proposals due?
A:
In order to be included in next year's proxy statement, shareholder proposals must be submitted in writing by December 13, 2003. Proposals should be submitted to Barth J. Wolf, Secretary and Manager—Legal Services, WPS Resources Corporation, P. O. Box 19001, Green Bay, WI 54307-9001.
Q:	How can I help reduce costs for WPS Resources?
A:
You can help WPS Resources reduce costs by subscribing to electronic delivery of your annual report, proxy statement, and other shareholder communications. If you subscribe to this free service, you will receive future copies of WPS Resources' annual reports, proxy reports, and other shareholder communications over the Internet. You will receive the material quicker, you will reduce costs for WPS Resources, and help the environment. If you subscribe, you will receive an e-mail when the annual report, proxy, and other material becomes available. This would be no later than the day WPS Resources would be mailing the paper forms. You then can access the material through the Internet.
Q:	How would I access reports electronically?
A:
When the annual report, proxy statement, or other shareholder communications become available, you will receive an e-mail notifying you the material is available. The e-mail will provide you with instructions to access the documents over the Internet
Q:	How can I subscribe to electronic delivery of annual reports and proxy statements?
A:
You can subscribe to electronic delivery of future annual reports, proxy statements, and other shareholder communications over the Internet when you vote your proxy or by going directly to www.voteproxy.com. When you reach the web page:
• click on "Account Access,"
• enter your account number and social security number (without any dashes) in the boxes near the bottom of the screen.
• click on "submit",
• click on "Receive Company Mailings via e-mail,"
• provide your e-mail address, and
• click on "go."

Re-election of Directors

Our Board of Directors is currently made up of nine directors. The nine directors are divided into three classes. Each year one class of directors is elected to a three-year term.

Individuals nominated for re-election are:

Class C—Term Expiring in 2003

Name	Age	Principal Occupation	Director Since
Kathryn M. Hasselblad-Pascale	55	Managing Partner Hasselblad Machine Company, LLP Green Bay, WI (manufacturer of automatic screw machine products)	1987
William F. Protz, Jr.	58	President and Chief Executive Officer Santa's Best, LLP Northfield, IL (manufacturer and supplier of Christmas decorations and accessories)	2001
Larry L. Weyers	57	Chairman, President, and Chief Executive Officer WPS Resources Corporation Green Bay, WI	1996

Each of the Class C directors has served in the same or another position with the employer indicated for at least five years.

The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve as a director if elected. If any nominee is unable or unwilling to serve, the shares represented by proxies solicited by the Board will be voted for the election of such other person as the Board may recommend.

Michael S. Ariens, Class C director, will retire from the Board of Directors effective May 15, 2003.    The Board of Directors has revised WPS Resources' By-laws effective May 15, 2003 to reduce the number of Class C directors to three and increase the number of Class A directors to three.

Current directors not standing for re-election this year are:

Class A—Term Expiring in 2004

Name	Age	Principal Occupation	Director Since
Richard A. Bemis	61	President and Chief Executive Officer Bemis Manufacturing Company Sheboygan Falls, WI (manufacturer of toilet seats, contract plastics, and wood products) 1998 - present	1983
Robert C. Gallagher	64	President and Chief Executive Officer Associated Banc-Corp Green Bay, WI (diversified multibank holding company) 2000 - present President and Chief Operating Officer Associated Banc-Corp 1999 - 2000 Chairman and Chief Executive Officer Associated Bank 1985 - 1998 Vice Chairman Associated Banc-Corp 1997 - 1999 Executive Vice President Associated Banc-Corp 1981 - 1998	1992

Mr. Robert C. Gallagher, a director of WPS Resources and Wisconsin Public Service, is the President and Chief Executive Officer of Associated Banc Corp., which is a holding company for Associated Bank. WPS Resources and its subsidiaries have entered into several arms length transactions with Associated Bank, including participation in commercial paper credit lines, checking accounts, management of investments in post-retirement healthcare and nuclear decommissioning trusts, and credit lines to subsidiaries. These transactions have been and currently are at market rates.

Class B—Term Expiring in 2005

Name	Age	Principal Occupation	Director Since
Albert J. Budney, Jr.	55	President Niagara Mohawk Holdings, Inc. Syracuse, New York (holding company for electric and gas operations) 1999 - 2002 Director and President Niagara Mohawk Power Corporation Syracuse, New York (regulated electric and gas utility) 1995 - 1999	2002
James L. Kemerling	63	President and Chief Executive Officer Riiser Oil Company, Inc. Wausau, WI (distributor of petroleum products) 1999 - present Consultant Wausau, WI 1996 - 1999	1988
John C. Meng	58	Chairman of the Board Schreiber Foods, Inc. Green Bay, WI (manufacturer of cheese products and frozen entrees) 1999 - present Chairman, President, and Chief Executive Officer Schreiber Foods, Inc. 1999 President and Chief Executive Officer Schreiber Foods, Inc. 1989 - 1999	2000

Board Meetings and Committees

The following table lists the Board committees, their members as of December 31, 2002, and the number of Board and Board Committee meetings for 2002:

2002 Board Committees
Director (*Chairman)	Board	Audit	Compensation and Nominating	Financial	Strategic Action Planning
Michael S. Ariens	X	X			X*
Richard A. Bemis	X	X*
Albert J. Budney, Jr.	X	X			X
Robert C. Gallagher	X	X	X	X
Kathryn M. Hasselblad-Pascale	X	X	X*
James L. Kemerling	X	X		X*
John C. Meng	X	X	X	X
William F. Protz, Jr.	X	X			X
Larry L. Weyers	X*
Meetings in 2002	7	7	10	2	2

All directors attended a minimum of 75% of all meetings in 2002, including meetings of the Board and each committee of which they are members.

Other directorships, in any company registered under or subject to the Securities Exchange Act of 1934, held by our directors include the following:

Richard A. Bemis—W. H. Brady Company, Milwaukee, WI

Robert C. Gallagher—Associated Banc-Corp, Green Bay, WI

James L. Kemerling—Badger Paper Mills, Inc., Peshtigo, WI

John C. Meng—Associated Banc-Corp, Green Bay, WI

Audit Committee

In 2002 the Audit Committee consisted of all eight non-employee directors of WPS Resources. In 2003, the Board of Directors reduced the membership of the Audit Committee to Richard A. Bemis—Chairman, Albert J. Budney, Jr., and William F. Protz, Jr. The Audit Committee charter assigns the Committee the responsibility for:

  •
  monitoring WPS Resources' internal control system and financial reporting processes and

  •
  maintaining a free and open means of communication between the Board and its external auditors, internal auditors, and management.

WPS Resources' securities are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee meet the independence standards of Section 303.01(B)(2) and (3) of the listing standards of the New York Stock Exchange.

Compensation and Nominating Committee

The Compensation and Nominating Committee consists of three independent non-employee directors. Its function is to define and establish an executive compensation strategy for WPS Resources and to recommend to the Board compensation, bonuses, and benefits to be paid directors, officers, and other key employees. The Committee also:

  •
  recommends candidates to be nominated for election as directors at the Annual Meeting,

  •
  recommends candidates to fill any vacancies on the Board, and

  •
  approves officer changes.

If you would like to propose someone to serve as a director, you can do so by contacting the WPS Resources Secretary. As provided in the WPS Resources By-laws, any proposed nominees and appropriate biographical information must be submitted to the Secretary between February 1, 2004 and February 26, 2004 for consideration at the 2004 Annual Meeting.

Governance Committee

In 2003, the Board of Directors established the Governance Committee. Members are Albert J. Budney, Jr.—Chairman, Michael S. Ariens, and William F. Protz, Jr.

Financial Committee

The Financial Committee consists of three independent non-employee directors. The Committee is to act in an advisory and consulting capacity to management regarding capitalization, dividend and investment policies, and other matters of a financial nature. The Committee also provides assistance to the Board of Directors relating to financing strategy, financial policies, and financial condition of WPS Resources.

Board Compensation

In 2002, each non-employee director received:

  •
  a $17,500 annual retainer,

  •
  $900 for each Board meeting attended,

  •
  $200 for each telephonic Board meeting attended,

  •
  $850 for each Board committee meeting attended, and

  •
  880 deferred stock units of WPS Resources common stock under terms of the Non-Employee Director Deferred Compensation and Deferred Stock Unit Plan. The current market price of a share of WPS Resources common stock on the date of the grant was $34.09. The total value of the grant to each director was $30,000. Additional deferred stock units are granted at each dividend date to reflect an equivalent dividend paid on WPS Resources common stock.

Employee directors receive no compensation for serving as directors.

Ownership of Voting Securities

Beneficial Ownership

Based on WPS Resources records and Schedules 13G filed with the Securities and Exchange Commission, WPS Resources is not aware of any beneficial owners of more than 5% of any class of our securities. The following table indicates the $1 Par Value Common Stock and Stock Options the officers and directors of WPS Resources own as of February 28, 2003. The table is based upon reports on Schedules 13G filed with the Securities and Exchange Commission and other information believed to be reliable.

	Amount and Nature of Shares Beneficially Owned February 28, 2003
Name and Title	Aggregate Number of Shares Beneficially Owned (8)	Number of Shares Subject to Stock Options	Percent of Shares
Michael S. Ariens Director (1)	15,231	0	*
Richard A. Bemis Director	14,954	3,000	*
Albert J. Budney, Jr. Director (2)	2,288	0	*
Robert C. Gallagher Director	19,025	3,000	*
Kathryn M. Hasselblad-Pascale Director (3)	12,493	3,000	*
James L. Kemerling Director (4)	9,295	3,000	*
John C. Meng Director (5)	25,626	3,000	*
William F. Protz, Jr. Director (6)	721,636	0	2.2%
Larry L. Weyers Director Chairman, President, and CEO WPS Resources Corporation	125,255	293,983	*
Phillip M. Mikulsky Senior Vice President—Development WPS Resources Corporation	72,448	122,839	*
Mark A. Radtke President WPS Energy Services, Inc.	37,549	62,000	*
Joseph P. O'Leary Senior Vice President and Chief Financial Officer WPS Resources Corporation	8,188	46,376	*
Gerald L. Mroczkowski Chief Executive Officer— WPS Power Development, Inc.	24,452	43,092	*
All 20 directors and officers as a group (7)	1,206,039	743,313	3.8%

  * Less than 1% of WPS Resources outstanding shares of common stock

  None of the persons listed beneficially owns shares of any other class of our equity securities.

(1)
Includes 3,736 shares held by M&M Ariens, Inc.

(2)
Includes 500 shares owned by spouse.

(3)
Includes 2,627 shares owned by spouse.

(4)
Includes 800 shares held in an individual retirement account.

(5)
Includes 17,000 shares held in a charitable revocable trust.

(6)
Includes 695,363 shares held in two trusts for which Mr. Protz is the trustee and in which his spouse is a 1/16th beneficiary. As trustee, Mr. Protz controls the voting of the shares and can direct the trust to sell or retain the shares. Also includes 21,680 shares owned by spouse.

(7)
Includes 746,272 shares held in joint-tenancy, by spouse, or as trustee and 101 shares held as custodian for children.

(8)
Aggregate Number of Shares Beneficially Owned includes shares of common stock held in the Employee Stock Ownership Plan and Trust, the Wisconsin Public Service Corporation Deferred Compensation Trust, and all stock options, which are exercisable within sixty days of February 28, 2003. Each director or officer has sole voting and investment power with respect to the shares reported, unless otherwise noted. No voting or investment power exists related to the stock options reported until exercised.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of changes in ownership of our common stock with the Securities and Exchange Commission within two business days following such change. We have reviewed statements of beneficial ownership furnished to us and written representations made by our executive officers and directors. Based solely on this review, we believe that in 2002 our officers and directors timely filed all reports they were required to file under Section 16(a), except:

  Diane L. Ford, Richard E. James, Thomas P. Meinz, Phillip M. Mikulsky, Barbara A. Nick, Joseph P. O'Leary, Bernard J. Treml, Larry L. Weyers, and Barth J. Wolf each filed one report late, which covered stock options received on December 12, 2002, and

  Michael S. Ariens, Richard A. Bemis, Albert J. Budney, Jr., Robert C Gallagher, Kathryn M. Hasselblad-Pascale, James L. Kemerling, John C. Meng, and William F. Protz, Jr. each filed one report late, which covered deferred stock units received on December 12, 2002.

These transactions were reported for purposes of Section 16(a) of the Exchange Act on December 18, 2002. To our knowledge, all other transactions in WPS Resources common stock required of all individuals required to file were reported on a timely basis with all Section 16(a) filing requirements in 2002.

Compensation of Named Executives

Summary Compensation Table

This table shows cash and other compensation paid to or earned by each of the Named Executive Officers for the last three fiscal years. Named Executive Officers include the Chief Executive Officer and the next four most highly compensated executive officers for 2002.

Long-Term Compensation
Annual Compensation					Awards		Payouts
(a) Name and Title	(b) Year	(c) Salary ($) (1)(2)	(d) Bonus ($)	(e) Other Annual Compen- sation ($) (3)	(f) Restricted Stock Awards ($)(4)	(g) Securities Underlying Options (#)	(h) LTIP Payouts ($)	(i) All Other Compen- sation ($) (5)
Larry L. Weyers Chairman, President, and CEO	2002 2001 2000	512,335 454,795 346,066	20,000 267,377 5,319	26,627 20,095 15,186	0 0 0	99,027 86,116 74,840	0 0 0	384,886 60,077 345,714
Joseph P. O'Leary Senior Vice President and Chief Financial Officer (6)	2002 2001 2000	232,400 125,481 0	110,264 15,722 0	0 0 0	0 0 0	17,781 28,595 0	0 0 0	0 38,520 0
Mark A. Radtke President—WPS Energy Services, Inc.	2002 2001 2000	196,996 154,334 137,954	117,236 61,594 82,080	0 0 0	0 0 0	18,852 14,671 16,477	0 0 0	31,805 243,874 6,428
Phillip M. Mikulsky Senior Vice President—Development	2002 2001 2000	189,383 154,250 164,986	91,035 58,527 40,644	13,030 9,846 7,431	0 0 0	35,985 31,461 21,392	0 0 0	166,359 142,399 85,786
Gerald L. Mroczkowski Chief Executive Officer— WPS Power Development, Inc.	2002 2001 2000	179,822 157,966 152,521	96,976 28,323 47,772	193 145 110	0 0 0	13,660 13,364 4,068	0 0 0	95,344 24,714 7,824

All are officers of WPS Resources Corporation unless otherwise noted.

(1)
Only reported compensation is that paid by WPS Resources, Wisconsin Public Service, WPS Power Development, or WPS Energy Services.

(2)
In addition to base salary, these amounts include elective deferred compensation invested in various investment options for each individual.

(3)
These amounts reflect above-market earnings on elective deferred compensation. Perquisites for the Chief Executive Officer and the four other Named Executive Officers were less than $50,000 or 10% of the total of salary and bonus for the year and, accordingly, are not listed.

(4)
Performance shares of WPS Resources Common Stock have been awarded to each of the Named Executive Officers as reported in the Long-Term Incentive Plan table presented later in this proxy report. At December 31, 2002, the closing stock price of WPS Resources common stock was $38.82. Based on this valuation, total performance shares held at year-end have a value of $1,448,568 for Larry L. Weyers, $241,460 for Joseph P. O'Leary, $492,160 for Phillip M. Mikulsky, $218,790 for Mark A. Radtke, and $170,381 for Gerald L. Mroczkowski.

(5)
All Other Compensation for 2002 as reported in the table above is:

Name	Year	Contributions to Employee Stock Ownership Plan	Above-Market Earnings on Mandatory Deferred Compensation	Elective Deferred Compensation
Larry L. Weyers	2002	$9,843	$9,225	$365,818
Joseph P. O'Leary	2002	0	0	0
Mark A. Radtke	2002	9,916	0	21,889
Phillip M. Mikulsky	2002	9,995	3,749	152,615
Gerald L. Mroczkowski	2002	10,057	7,058	78,229
(6)
Joseph P. O'Leary was first employed by WPS Resources in June 2001.

Agreements with Named Executive Officers

Individual employment and severance agreements exist with each of the Named Executive Officers. The agreements are intended to retain the services of these officers in the event of a change in control of WPS Resources. Each agreement entitles the officer to a continuation of salary and benefits for a maximum period of three years after a change in control. Each employment and severance agreement also provides a cash termination payment should there be a termination of the officer's employment after a change of control or in anticipation of a change in control. Generally, total termination payments provided are not to exceed the present value of 2.99 times the executive's average annual salary and annual bonuses for the five years immediately preceding a change of control. Certain Named Executive Officers may receive termination payments, plus a tax gross up payment exceeding 2.99 times average annual salary, portions of which may not be tax deductible by WPS Resources. The termination payments replace all other severance payments to which the executive may be entitled under current severance agreements. In addition, Wisconsin Public Service has provided Joseph P. O'Leary an additional severance plan providing for payment of one times annual salary if his employment is terminated within three years of employment for any reason other than cause or voluntary change of employment. This agreement does not apply in the event of a change of control.

Option Grants to Named Executive Officers in Last Fiscal Year

Individual Grants
Name (a)	Number of securities underlying options/SARs granted (b)	Percent of total options/SARs granted to employees in fiscal year (c)	Exercise or base price ($/Sh) (d)	Expiration date (e)	Grant date present value $ (f)
Larry L. Weyers	99,027	29.03%	$37.960	12/12/2012	$509,989
Joseph P. O'Leary	17,781	5.21%	37.960	12/12/2012	91,572
Mark A. Radtke	18,852	5.53%	37.960	12/12/2012	97,088
Phillip M. Mikulsky	35,985	10.55%	37.960	12/12/2012	185,323
Gerald L. Mroczkowski	13,660	4.00%	37.960	12/12/2012	70,349

As of December 31, 2002, WPS Resources had not granted any SARs to any employee.

All options for WPS Resources common stock reported above will vest at a rate of 25% per year beginning on December 12, 2003 and ending on December 12, 2006. The year-end closing price of WPS Resources stock was $38.82. There were no stock appreciation rights granted to any employee in 2002.

The grant date present value in column (f) above is based on option values of $5.15 per option granted on December 12, 2002. This value was calculated using the standard Binomial Model. For purposes of determining the value of these options, the following assumptions were made:

Option Value	$5.15
Annual dividend yield	6.23%
Volatility	20.08%
Risk free rate of return	4.43%
Time of exercise	10 years

The annual dividend yield assumption was based on actual dividends and stock prices of WPS Resources common stock over the prior 36-month period to determine an annualized 12-month yield. The risk free rate of return equals the interest rate on 10-year treasuries on the grant date. Due to the lack of experience with the plan, the time of exercise was assumed to be the maximum exercise period of the options. Expected volatility is based on the monthly price of WPS Resources common stock over the three years prior to the grant date.

Aggregated Options Exercised in Last Fiscal Year by Named Executive Officers and FY-End Option Values of Named Executive Officers

			Number of securities underlying unexercised options/SARs at fiscal year end (#)	Value of unexercised in-the-money options/SARs at fiscal year end(1) ($)
Name (a)	Shares acquired on exercise (#) (b)	Value Realized ($) (c)	Exercisable/ Unexercisable (d)	Exercisable/ Unexercisable (e)
Larry L. Weyers	102,000	947,029	58,949 / 235,034	254,132 / 761,926
Joseph P. O'Leary	0	0	7,149 / 39,227	33,814 / 101,441
Mark A. Radtke	0	0	20,906 / 41,094	131,384 / 71,301
Phillip M. Mikulsky	0	0	44,062 / 78,778	306,553 / 224,334
Gerald L. Mroczkowski	0	0	14,375 / 28,717	187,651 / 348,273
(1)
Amounts represent the excess fair market value of the underlying stock at year-end and the exercise price of each option. The year-end stock price was $38.82.

Performance Share (Long-Term Incentive Plan) Awards to Named Executive Officers

Long-Term Incentive Plans—Awards in Last Fiscal Year
			Estimated future payouts under non-stock price-based plans
		Performance or other period until maturation or payout (c)
	Number of shares, units or other rights (#) (b)
Name (a)			Threshold ($ or #) (d)	Target ($ or #) (e)	Maximum ($ or #) (f)
Larry L. Weyers	12,965	3 Years
Joseph P. O'Leary	2,328	3 Years
Mark A. Radtke	2,468	3 Years
Phillip M. Mikulsky	4,711	3 Years
Gerald L. Mroczkowski	1,789	3 Years

Performance Shares are a part of the WPS Resources 2001 Omnibus Incentive Compensation Plan. The program sets performance goals, based on total shareholder return, at the start of each three-year period. Comparison of WPS Resources' total shareholder return to the shareholder return of a peer group of major publicly traded energy service companies, for the three-year period, determines if the performance share awards are issued, and if so, how many. The number of shares awarded individuals within the plan is based on market levels of incentive compensation and competitiveness of the total compensation package. Award levels are targeted to meet the median of the range of similar awards paid by comparable companies.

Pension Plans

The tables below show the lump sum retirement benefit payable to a covered participant at normal retirement age for specified salary levels and years of service under the provisions of the Wisconsin Public Service Administration Employees' Retirement Plan and the WPS Resources Corporation Pension Restoration Plan in effect January 1, 2003, assuming termination of employment on that date:

Pension Plan Table
Lump Sum Retirement Benefits(1) at
January 1, 2003
For Years of Service Indicated
(for hires prior to January 1, 2001)

Final Average Pay(2)	15 Years	20 Years	25 Years	30 Years	35 Years
$300,000	$761,850	$962,100	$1,200,000	$1,425,000	$1,650,000
350,000	888,825	1,122,450	1,400,000	1,662,500	1,925,000
400,000	1,015,800	1,282,800	1,600,000	1,900,000	2,200,000
450,000	1,142,775	1,443,150	1,800,000	2,137,500	2,475,000
500,000	1,269,750	1,603,500	2,000,000	2,375,000	2,750,000
550,000	1,396,725	1,763,850	2,200,000	2,612,500	3,025,000
600,000	1,523,700	1,924,200	2,400,000	2,850,000	3,300,000
650,000	1,650,675	2,084,550	2,600,000	3,087,500	3,575,000
700,000	1,777,650	2,244,900	2,800,000	3,325,000	3,850,000
750,000	1,904,625	2,405,250	3,000,000	3,562,500	4,125,000
800,000	2,031,600	2,565,600	3,200,000	3,800,000	4,400,000
850,000	2,158,575	2,725,950	3,400,000	4,037,500	4,675,000
900,000	2,285,550	2,886,300	3,600,000	4,275,000	4,950,000
(1)
The Pension Plan provides a lump sum benefit, which may be converted into an actuarially equivalent annuity with monthly payments. The benefit is not subject to any deduction for Social Security or other offset.

(2)
"Final Average Pay" is the average of the last 60 months or the 5 highest calendar years' compensation within the 10-year period immediately proceeding the participant's termination of employment, whichever is greater.

Pension Plan Table
Lump Sum Retirement Benefits(1) at
January 1, 2003
For Years of Service Indicated
(for hires after December 31, 2000)

Final Average Pay(2)	15 Years	20 Years	25 Years	30 Years	35 Years
$300,000	$435,000	$600,000	$795,000	$990,000	$1,185,000
350,000	507,500	700,000	927,500	1,155,000	1,382,500
(1)
The Pension Plan provides a lump sum benefit, which may be converted into an actuarially equivalent annuity with monthly payments. The benefit is not subject to any deduction for Social Security or other offset.

(2)
"Final Average Pay" is the average of the last 60 months or the 5 highest calendar years' compensation within the 10-year period immediately proceeding the participant's termination of employment, whichever is greater.

Compensation for pension purposes differs from the amounts in the annual compensation columns of the Summary Compensation Table for the Chief Executive Officer and all other Named Executive Officers. Pension Compensation for the Named Executive Officers is:

Name	2002 Pension Compensation	Years of Service
Larry L. Weyers	$826,677	17
Joseph P. O'Leary	304,808	1
Mark A. Radtke	502,845	20
Phillip M. Mikulsky	456,946	32
Gerald L. Mroczkowski	322,947	34

Annual benefits payable from the Pension Plan were subject to a maximum limitation of $160,000 for 2002 under the Internal Revenue Code. The amount of compensation considered for purposes of the Pension Plan was limited to $200,000 for 2002 under the Internal Revenue Code. The Pension Restoration Plan provides additional pension benefits for Pension Restoration Plan participants to compensate for any loss of benefit payable under the Pension Plan caused by the maximum benefit limitation, compensation limitation, or any salary deferral under the WPS Resources Corporation Deferred Compensation Plan. Retirement benefits presented in the Pension Plan Tables include the Pension Restoration Benefit.

The WPS Resources Corporation Supplemental Retirement Plan provides supplemental monthly payments to its participants. Certain executive officers, including the Chief Executive Officer and each of the other Named Executive Officers, participate in the Supplemental Retirement Plan. Retirement benefits presented in the Pension Plan Tables above do not include benefits under the Supplemental Retirement Plan.

Benefits under the Supplemental Retirement Plan are payable if the participant retires or terminates employment after having attained age 55 and having completed at least 10 years of credited service or five years in the event of termination following a change in control. An eligible participant with 15 or more years of credited service will receive a monthly benefit equal to 60% of the participant's "Final Average Earnings," reduced by the monthly Pension Plan benefit and Restoration Plan benefit to which the participant is entitled or would be entitled had the participant elected an annuity form of payment. "Final Average Earnings" mean one thirty-sixth of the base salary and annual bonus paid to the participant during the month in which the participant's employment is terminated and the immediately preceding 35 months, or during the three calendar years immediately preceding the calendar year in which the participant's employment is terminated. If the participant has fewer than 15 years of credited service, the

60% target benefit percentage is reduced by 4% for each year by which the participant's years of credited service is less than 15 years.

Estimated annual benefits to be received by each of the Named Executive Officers under the Supplemental Retirement Plan based on current employment status are as follows:

Named Executive Officers	Estimated Annual Benefits
Larry L. Weyers	$298,865
Joseph P. O'Leary	0
Mark A. Radtke	142,628
Phillip M. Mikulsky	103,795
Gerald L. Mroczkowski	56,348

COMPARATIVE FIVE-YEAR INVESTMENT PERFORMANCE GRAPH

The following graph presents a five-year comparison of:

  •
  WPS Resources' Common Stock cumulative total return,

  •
  Standard & Poor's ("S&P") 500 Index; and

  •
  Edison Electric Institute ("EEI") 100 Index for the last five fiscal years.

Comparison of Five-Year Cumulative Total Return(1)

	1997	1998	1999	2000	2001	2002
WPSR	100	110	84	132	139	156
S&P 500 Index	100	129	156	141	125	97
EEI 100 Index	100	114	93	137	125	107

Assumes $100 invested on December 31, 1997 in WPS Resources' Common Stock, S&P 500 Index, and EEI 100 Index.

(1)
Total return assumes reinvestment of dividends.

Audit Committee Report(1)

March 10, 2003

The Audit Committee has reviewed and discussed with management the audited financial statements of WPS Resources as of and for the year ended December 31, 2002. In addition, we have discussed with Deloitte & Touche LLP, the independent accountants for WPS Resources, the matters required by Statements on Auditing Standards (SAS) No. 61, "Communications with Audit Committees", as amended by SAS No. 89, "Audit Adjustments", and SAS No. 90, "Audit Committee Communications".

The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and has discussed the firm's independence with respect to WPS Resources. We have also discussed with management of WPS Resources and Deloitte & Touche such other matters and received such assurances from them as we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we have recommended to the WPS Resources' Board of Directors the inclusion of the Audited Financial Statements in the WPS Resources' Annual Report for the year ended December 31, 2002 on Form 10-K.

The Board has reappointed Deloitte & Touche LLP to serve as our independent public accountants for calendar year 2003. Representatives of Deloitte & Touche LLP will be at the Annual Meeting and will have a chance to make a statement if they desire. They will also be available to respond to your questions.

Audit Committee

Richard A. Bemis—Chairman
Albert J. Budney, Jr.
William F. Protz, Jr.

(1)
This report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the 1934 Act, except to the extent specifically requested by WPS Resources or incorporated by reference in documents otherwise filed.

PRINCIPAL ACCOUNTANTS

Change in Principal Accountants

On May 28, 2002, the Audit Committee of WPS Resources' Board of Directors dismissed Arthur Andersen LLP as the principal accountants of WPS Resources and its subsidiary, Wisconsin Public Service, following the completion of Arthur Andersen's limited review of their results of operations for the first quarter ending March 31, 2002. Prior to this decision, Arthur Andersen had been engaged by WPS Resources and Wisconsin Public Service as their principal accountants to audit their financial statements and those of their subsidiaries.

The reports of Arthur Andersen on the financial statements of WPS Resources and Wisconsin Public Service as of December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During 2000, 2001, or the period January 1, 2002 to May 28, 2002, there had been no disagreements with Arthur Andersen regarding accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which if not resolved to the satisfaction of Arthur Andersen would have caused them to make reference thereto in their report for those periods.

Effective May 28, 2002, the Audit Committee of WPS Resources' Board of Directors appointed Deloitte & Touche LLP as its new independent accountants, to act as the principal accountants in auditing the financial statements of WPS Resources and its subsidiaries. Neither WPS Resources nor any of its subsidiaries has consulted with Deloitte & Touche regarding any matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K in 2000, 2001, or the period January 1, 2002 to May 28, 2002.

Principal Accountants' Fees

In connection with the fiscal year ended December 31, 2002, Deloitte & Touche provided various audit and non-audit services to WPS Resources and billed WPS Resources for these services as follows:

  a)
  Audit Fees.    Aggregate fees billed to WPS Resources by Deloitte & Touche for professional services rendered for the audit and review of WPS Resources financial statements for the fiscal year ended December 31, 2002 and re-audit for the years ended December 31, 2000 and 2001 totaled $1,485,805.

  b)
  Financial Information Systems Design and Implementation Fees.    Deloitte & Touche did not render any services to WPS Resources respecting financial information systems design and implementation during the fiscal year ended December 31, 2002.

  c)
  All Other Fees.    Aggregate fees billed to WPS Resources by Deloitte & Touche for audit related services rendered for the fiscal year ended December 31, 2002 to WPS Resources, including tax related services, totaled $231,550.

The Audit Committee has considered whether the provision of the non-audit services related to sections (b) and (c) above was compatible with maintaining the independence of Deloitte & Touche and determined that such services did not adversely affect the independence of Deloitte & Touche.

Compensation and Nominating Committee Report

The Compensation and Nominating Committee of the Board of Directors establishes and administers the executive compensation programs of WPS Resources and its subsidiaries. The Committee consists of three independent members of the Board of Directors.

The integrated executive compensation programs are designed to:

  •
  establish a connection between executive compensation and increasing shareholder value, customer satisfaction, and employer responsibility;

  •
  attract, retain, motivate, and develop a highly competent executive staff; and

  •
  achieve a balance between base pay and short-term bonus and long-term incentives.

The Committee continues to emphasize the importance of linking executive and shareholder interests by continuing stock ownership guidelines established in 1996 and changed in 2001 to further establish that link.

The current target level for ownership of WPS Resources Common Stock by the Chief Executive Officer is three times annual salary. The target level for Senior Vice Presidents is two times annual salary. The target level for Vice Presidents is one times annual salary and for other executives one half of annual salary. Each employee subject to the guidelines is expected to achieve the ownership target by January 1, 2006 or within five years from the date on which the employee became subject to the guidelines, whichever is later. Common Stock beneficially held in an executive's Employee Stock Ownership Plan account, any other beneficially owned Common Stock, including that earned through incentive plan awards, and Common Stock equivalents earned through non-qualified deferred compensation programs are included in determining compliance with the guidelines. Shares that executives have the right to acquire through the exercise of stock options or performance shares for which incentive targets have not yet been met are not included in the calculation of stock ownership for guideline purposes until the options are exercised or attainment of the incentive targets are certified by the Board.

The executive compensation program consists of:

  •
  annual base salary;

  •
  annual at risk short-term incentive compensation; and

  •
  long-term incentive plan stock options and performance share awards.

Short-term and long-term incentive pay target award levels are based on a competitive analysis of the compensation paid by similarly sized energy services companies and general industry companies that takes into consideration the level of long-term incentives in the market, as well as the competitiveness of the total compensation package. Award ranges, as well as individual award levels, are established based on responsibility level and market competitiveness. Generally, award levels were targeted at the median of the range of such awards paid by comparable companies.

The Compensation and Nominating Committee reserves the right to recommend revised compensation levels after considering qualitative and quantitative facts and circumstances surrounding actual or projected financial results and the appropriate balance between base salary, annual incentive programs, and long-term incentive programs.

Base Salary

Base salary for the Chief Executive Officer, other Named Executive Officers, and other officers is determined through a market-based analysis of compensation of similar executive positions throughout the energy industry. The Committee targets the 50th percentile of data from comparable energy services companies. In general, any executive's position relative to the market target is a function of that executive's background and experience. Market targets are reviewed annually.

Short-Term Incentive Compensation

For the utility operations, short-term incentive compensation is targeted to the median of equally blended energy services and general industry data of similarly sized companies. For the non-utility businesses, short-term incentive compensation targets were determined analyzing median competitive industry specific compensation data. In 2002, annual incentive compensation bonuses were provided through the 2001 Omnibus Incentive Compensation Plan, and are based on attaining defined performance goals, which are established each year by the Committee. The performance goals relate to:

Utility Operations:

  •
  customer satisfaction—compared to competitors,

  •
  system reliability—number and length of energy outages,

  •
  safety—the number and severity of accidents,

  •
  rate levels—a comparison of rates relative to competitors,

  •
  employee diversity, and

  •
  net income.

Non-Utility Operations:

  •
  asset growth and

  •
  net income.

The Board believes it is important to establish performance targets and incentives that align executive compensation with long-term performance, promote value driven decision making by executives, and provide total compensation levels that are competitive in the market.

Long-Term Incentive Compensation

In 2002, 50% of each executive's long-term incentive compensation was provided through stock options and 50% was provided through performance share awards. Performance share awards are based on total shareholder return of WPS Resources Common Stock compared to the return on the Common Stock of other energy services companies. All long-term incentive compensation is provided pursuant to the 2001 Omnibus Incentive Compensation Plan approved at the 2001 Annual Shareholders Meeting.

All employee option grants have per share exercise prices equal to the fair market value of a share of WPS Resources Common Stock on the date the options were granted. One quarter of the options granted vest each year on the grant anniversary date and have a ten-year term from the date of the grant.

Subject to meeting targeted goals, performance shares awarded under the 2001 Omnibus Incentive Compensation Plan are based on total shareholder return over a three-year period. At the end of the three-year period, a comparison of WPS Resources' total shareholder return to the shareholder return on Common Stock of a peer group of major publicly traded energy companies, for the three-year period, determines if performance share awards are issued, and if so, how many. The number of shares awarded individuals within the plan is based on market levels of incentive compensation and competitiveness of the total compensation package. Award levels are targeted to meet the median of the range of similar awards paid by comparable companies to executives at comparable responsibility levels.

Because each year's performance share targets are long-range targets measuring performance over a three-year period, key employees may have three performance share targets running at one time. For example, an employee may have incentive targets set in 2001 for the three-year period ending 2003, targets set in 2002 for the three-year period ending in 2004, and targets set in 2003 for the three-year period ending 2005.

Chief Executive Officer Compensation and Evaluation

The determination of the Chief Executive Officer's base salary, short-term incentive payments, and long-term incentive payments followed all of the policies and calculations set forth above. Mr. Weyers' annual base salary was $539,300 for 2002. The base compensation value for Mr. Weyers was established after reviewing the median of market base salaries of $590,000, as reported in the 2001 Towers Perrin Energy Services Industry Executive Compensation Data Base of energy services companies with revenues generally comparable to those of WPS Resources. Annual and long-term incentives are targeted to the median of equally blended energy services data and general industry data of similar size companies as provided by Towers Perrin. Many of the utilities in these surveys are members of the EEI 100 Index group, which is reflected on the Comparative Five-Year Investment Performance Graph set forth in this proxy statement. The composition of the two groups, however, is not identical. Based on these two surveys, 2001 reported median total short-term incentive and long-term incentive compensation was $1,578,000. This compares to the total short-term incentive and long-term incentive compensation received by Mr. Weyers related to 2002 of $1,221,737. The long-term component for 2002 includes the current values of stock options using the Binomial Valuation Model and the value of performance share awards using targeted goals and the grant date closing price of WPS Resources Common Stock.

Mr. Weyers short-term incentive compensation for 2002 under the 2001 Omnibus Incentive Compensation Plan was based on corporate and strategic goal achievement measured against predetermined standards. Each plan year, the Committee determines the performance levels and targets for Mr. Weyers. In 2002, that apportionment was 50% for corporate utility goals and 50% for nonutility business goals. Corporate utility performance is measured based on company-wide targets established at the beginning of the year for:

  •
  customer satisfaction,

  •
  system reliability,

  •
  safety,

  •
  Wisconsin Public Service rates versus peer company rates,

  •
  employee diversity, and

  •
  net income.

Nonutility business performance is measured based on the achievement of goals related to asset growth and net income. As a result of the company performance in comparison to the above targets in 2002, the short-term incentive compensation award for Mr. Weyers was 66.54% of annual salary or $358,853.

Mr. Weyers was granted options to purchase 86,116 shares and was awarded 12,656 contingent performance shares on December 13, 2001 as part of his 2002 long-term incentive compensation. The value of the options as of the date of grant was $431,441. The value of the performance shares as of the date of grant was $431,443.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the Chief Executive Officer or other Named Executive Officers to $1,000,000 unless certain requirements are met. Those requirements are:

  •
  the Committee consists entirely of outside directors,

  •
  compensation in excess of $1,000,000 must be based upon the attainment of performance goals approved by shareholders, and

  •
  the Committee must certify the attainment of the applicable performance goals.

The Committee intends to meet all these requirements for compensation that may be paid in excess of $1,000,000, however, it may in appropriate cases make payments even if the compensation is nondeductible under Section 162(m). The Committee does consist entirely of outside directors, the shareholders did approve the 2001 Omnibus Incentive Compensation Plan at the 2001 Annual Meeting, and the Committee will certify the attainment of the applicable performance goals to allow WPS Resources to comply with Internal Revenue Code requirements to deduct compensation in excess of $1,000,000.

Kathryn M. Hasselblad-Pascale—Chairperson
Robert C. Gallagher
John C. Meng

OTHER BUSINESS

At the time this Proxy Statement went to press, no proposals meeting the requirements of the Securities and Exchange Commission for inclusion in this proxy had been submitted by shareholders for consideration at our May 15, 2003 Annual Meeting of Shareholders. If any shareholder proposals are properly presented at the Annual Meeting, the persons named as proxies will vote upon them in accordance with their best judgment.

Our officers, directors, and employees may solicit proxies by correspondence, telephone, electronic communications, or in person, but without extra compensation. Banks, brokers, nominees, and other fiduciaries may be reimbursed for reasonable charges and expenses incurred in forwarding the proxy soliciting material to and receiving proxies from the beneficial owners.

ANNUAL REPORTS

Our 2002 Annual Report, including the financial statements and the report of its independent public accountants, Deloitte & Touche LLP, is enclosed with this proxy statement. Pursuant to, and in accordance with, the rules of the Securities and Exchange Commission, WPS Resources, where allowed, is delivering only one copy of the 2002 Annual Report and this proxy statement to multiple shareholders sharing an address unless it has received contrary instructions from one or more of the shareholders. Upon written or oral request, WPS Resources will promptly deliver a separate copy of the 2002 Annual Report and/or this proxy statement to any shareholder at a shared address to which a single copy of the document was delivered. If you are a shareholder residing at a shared address and would like to request an additional copy of the 2002 Annual Report and/or this proxy statement now or with respect to future mailings (or to request to receive only one copy of the Annual Report and proxy statement if you are currently receiving multiple copies), then please call (920) 433-1727 or write to WPS Resources Corporation, Attention: Barth J. Wolf, Secretary and Manager—Legal Services, at WPS Resources Corporation, P.O. Box 19001, Green Bay, Wisconsin 54307-9001.

An annual report is filed with the Securities and Exchange Commission on Form 10-K. If you are a shareholder and would like to receive a copy of our 2002 Form 10-K, without exhibits, please write to Barth J. Wolf, Secretary and Manager—Legal Services, WPS Resources Corporation, P. O. Box 19001, Green Bay, Wisconsin 54307-9001.

FUTURE SHAREHOLDER PROPOSALS

The deadline for submission of shareholder proposals, for inclusion in the proxy statement for our 2004 Annual Meeting of Shareholders is December 13, 2003. Proposals must be submitted in compliance with Securities and Exchange Commission regulations. The Securities and Exchange Commission requirements are defined in Rule 14a-8 of the Securities Exchange Act of 1934. A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, at the 2004 Annual Meeting must comply with the requirements set forth in the WPS Resources By-laws. As provided in the WPS Resources By-laws, any nominations for directors or other business (except shareholder proposals submitted pursuant to Rule 14a-8) must be received between February 1, 2004 and February 26, 2004 or they will be considered untimely. If untimely, WPS Resources will not be required to present such proposals at the 2004 Annual Meeting or if WPS Resources chooses to present such proposal at the 2004 Annual Meeting the persons named in proxies solicited by the Board of Directors of WPS Resources for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal. Proposals should be submitted to Barth J. Wolf, Secretary and Manager—Legal Services, WPS Resources Corporation, P.O. Box 19001, Green Bay, WI 54307-9001

WPS RESOURCES CORPORATION

BARTH J. WOLF Secretary and Manager—Legal Services

ANNUAL MEETING OF SHAREHOLDERS OF

WPS RESOURCES CORPORATION

May 15, 2003

PROXY VOTING INSTRUCTIONS

INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.
-OR-
TELEPHONE—Call toll free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.	COMPANY NUMBER ACCOUNT NUMBER
-OR-
MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.	CONTROL NUMBER

Electronic Distribution

If you would like to receive future WPS Resources Corporation proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			THIS PROXY WHEN PROPERLY
	NOMINEES		EXECUTED, WILL BE VOTED IN THE
☐ FOR ALL NOMINEES	☐	Kathryn M. Hasselblad-Pascale	MANNER DIRECTED BY THE
	☐	William F. Protz Jr.	SHAREHOLDER(S). IF NO
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Larry L. Weyers	DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.
☐ FOR ALL EXCEPT (See instructions below)
Please indicate in the comments box on the reverse side of this card any topics you would like to have addressed as part of management's presentation at the Annual Meeting of Shareholders on May 15, 2003.
Instructions: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WPS RESOURCES CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
for the Annual Meeting of Shareholders to be held on May 15, 2003

The Shareholder(s) hereby appoints Larry L. Weyers and Barth J. Wolf as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated on the reverse side of this form, and to vote at their discretion upon such other business as may properly come before the meeting, all the shares of common stock of WPS Resources Corporation held of record by the undersigned on March 27, 2003 at the Annual Meeting of Shareholders to be held on May 15, 2003 at 10:00 a.m. CDT, or any adjournment or postponement thereof.

Please indicate in the comments box below any topics you would like to have addressed as part of management's presentation at the Annual Meeting of Shareholders on May 15, 2003.

(Continued and to be signed on the reverse side)

COMMENTS:

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PROXY STATEMENT
COMPARATIVE FIVE-YEAR INVESTMENT PERFORMANCE GRAPH
PRINCIPAL ACCOUNTANTS
OTHER BUSINESS
ANNUAL REPORTS
FUTURE SHAREHOLDER PROPOSALS
PROXY VOTING INSTRUCTIONS